Exhibit 10.1


                        RESTRICTED STOCK AWARD AGREEMENT
                             DECEMBER 18, 2009 AWARD


         THIS RESTRICTED STOCK AWARD AGREEMENT ("Agreement") is made effective and entered into as of December 18, 2009, by and between PIER 1 IMPORTS, INC., a Delaware corporation (the "Company"), and ALEXANDER W. SMITH (the "Grantee").

         WHEREAS, pursuant to the provisions of the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, as restated and amended (the "Plan"), the Committee that administers the Plan has the authority to grant Awards under the Plan to employees of the Company; and

         WHEREAS, the Committee has determined that the Grantee be granted a Restricted Stock Award under the Plan for the number of shares and upon the terms set forth below;

         NOW, THEREFORE, the Company and the Grantee hereby agree as follows:

         1. Grant of Award. The Grantee is hereby granted a Restricted Stock Award under the Plan (this "Award"), subject to the terms and conditions hereinafter set forth, with respect to THREE HUNDRED SEVENTY-FIVE THOUSAND (375,000) restricted shares of Common Stock. Restricted shares of Common Stock covered by this Award shall be represented by a stock certificate registered in the Grantee's name, or by uncertificated shares designated for the Grantee in book entry form on the records of the Company's transfer agent, subject to the restrictions set forth in this Agreement. Any stock certificate issued shall bear the following or a similar legend:

         "The transferability of this certificate and the shares of Common Stock represented hereby are subject to the terms, conditions and restrictions (including forfeiture) contained in the Pier 1 Imports, Inc. 2006 Stock Incentive Plan, as restated and amended and the Restricted Stock Award Agreement entered into between the registered owner and Pier 1 Imports, Inc. A copy of such plan and agreement is on file in the offices of Pier 1 Imports, Inc., 100 Pier 1 Place, Fort Worth, Texas 76102."

Any Common Stock certificates or book-entry uncertificated shares evidencing such shares shall be held in custody by the Company or, if specified by the Committee, with a third party custodian or trustee, until the restrictions thereon shall have lapsed, and, as a condition of this Award, the Grantee shall deliver a stock power, duly endorsed in blank, relating to any certificated restricted shares of Common Stock covered by this Award.

         2. Transfer Restrictions. Except as expressly provided herein, this Award and the restricted shares of Common Stock issued with respect to this Award are non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, this Award shall immediately become null and void and the restricted shares of Common Stock relating thereto shall be forfeited.

         3. Restrictions. The restrictions on the shares of Common Stock covered by this Award shall lapse and such shares shall vest at the rate of:

         (i) ONE HUNDRED TWENTY-FIVE THOUSAND (125,000) shares on December 18, 2010, provided that Grantee is employed by the Company on such date,


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         (ii)     ONE HUNDRED TWENTY-FIVE  THOUSAND (125,000) shares on December
                  18, 2011, provided that Grantee is employed by the Company on such date, and

         (iii) ONE HUNDRED TWENTY-FIVE THOUSAND (125,000) shares on December 18, 2012, provided that Grantee is employed by the Company on such date.

                   The employment of the Grantee with the Company is governed by the terms and provisions of the Employment Agreement between the Company and the Grantee dated December 15, 2009 (the "Employment Agreement"). If Grantee's employment is terminated by the Company for "Cause" or by Grantee without "Good Reason" (as such terms are defined in the Employment Agreement), the Common Stock covered by this Award, to the extent not vested, shall terminate and be forfeited by the Grantee. If Grantee's employment is terminated by the Company without Cause or by Grantee for Good Reason then any portion of the Common Stock covered by this Award, to the extent not vested as of the termination date, shall become vested and unrestricted as of such termination date. All rights and ownership in the shares of Common Stock covered by this Award as to which the restrictions thereon shall not have lapsed shall immediately vest in the Company.

         4. Voting and Dividend Rights. During the period in which the restrictions provided herein are applicable to the Common Stock covered by this Award, the Grantee shall have the right to vote such shares and to receive any cash dividends paid with respect to such shares. Any dividend or distribution payable with respect to restricted shares of Common Stock covered by this Award that shall be paid in shares of Common Stock shall be subject to the same restrictions provided for herein. Any dividend or distribution (other than cash or Common Stock) payable on shares of the restricted shares of Common Stock covered by this Award, and any consideration receivable for or in conversion of or exchange for the restricted shares of Common Stock covered by this Award, unless otherwise determined by the Committee, shall be subject to the terms and conditions of this Restricted Stock Award Agreement or with such modifications thereof as the Committee may provide in its absolute discretion.

         5. Distribution Following End of Restrictions. Upon the expiration of the restrictions provided in Section 3 hereof as to any portion of the restricted shares of Common Stock covered by this Award, the Company in its sole discretion will either cause a certificate evidencing such amount of Common Stock to be delivered to the Grantee (or, in the case of his death after such events, cause such certificate to be delivered to Grantee's legal representative, beneficiary or heir) or provide book-entry uncertificated shares designated for the Grantee (or, in the case of his death after such events, provide book-entry uncertificated shares designated for Grantee's legal representative, beneficiary or heir) on the records of the Company's transfer agent free of the legend or restriction regarding transferability, as the case may be; provided, however, that the Company shall not be obligated to issue any fractional shares of Common Stock in the event of certificated shares.

         6. Tax Withholding. The obligation of the Company to deliver any certificate or book-entry uncertificated shares to the Grantee pursuant to
Section 5 hereof shall be subject to the receipt by the Company from the Grantee of any minimum withholding taxes required as a result of the grant of the Award or lapsing of restrictions thereon. The Grantee may satisfy all or part of such withholding tax requirement by electing to require the Company to purchase that number of unrestricted shares of Common Stock designated by the Grantee at a price equal to the Fair Market Value on the date of lapse of the restrictions or, if the Common Stock did not trade on such day, on the first preceding day on which trading occurred. The Company shall have the right, but not the obligation, to sell or withhold such number of unrestricted shares of Common Stock distributable to the Grantee as will provide assets for payment of any tax so required to be paid by the Company for Grantee unless, prior to such sale or withholding, Grantee shall have paid to the Company the amount of such tax. Any balance of the proceeds of such a sale remaining after the payment of such taxes shall be paid over to Grantee. In making any such sale, the Company shall be deemed to be acting on behalf and for the account of Grantee.


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         7. Securities Laws  Requirements.  The Company shall not be required to issue shares pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Company's Common Stock is then listed; and (b) the Company has complied with applicable federal and state securities laws. The Committee may require the Grantee to furnish to the Company, prior to the issuance of any shares of Common Stock in connection with this Award, an agreement, in such form as the committee may from time to time deem appropriate, in which the Grantee represents that the shares acquired by him under this Award are being acquired for investment and not with a view to the sale or distribution thereof.

         8. Incorporation of Plan Provisions. This Restricted Stock Award Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein, and receipt of a copy of the Plan is hereby acknowledged. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

         9. Miscellaneous. This Restricted Stock Award Agreement (a) shall be binding upon and inure to the benefit of any successor of the Company, (b) shall be governed by the laws of the State of Delaware, and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Company and the Grantee.

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         IN WITNESS  WHEREOF,  the parties hereto have executed this  Restricted
Stock Award Agreement here on the date first above written.


COMPANY:                                         GRANTEE:

Pier 1 Imports, Inc.


By:
   --------------------------------              -------------------------------
     Michael A. Carter                           Alexander W. Smith
     Senior Vice President